Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Greg Ton, CPA, Firearms Training Systems, Inc., 770-813-0180

Media Contact: Mike Neumeier, APR, Freebairn & Co., 404-451-7832

FATS Announces New Financing Arrangements That Reduce Debt, Cut

Interest Charges and Provide Additional Liquidity for Growth

ATLANTA, September 30, 2004—Firearms Training Systems, Inc. (OTC: FATS) today announced it has executed a $42 million revolving credit and term loan agreement that will significantly reduce the debt previously shown in the company’s financial statements. In addition, FATS was able to eliminate the redemption date on its preferred stock. The five-year debt agreement, which was executed with CapitalSource Finance LLC (a new lender to the company) and existing lender First Source Financial, Inc. (as Agent for SSOF I, LLC), provides FATS significant additional liquidity to support management’s growth plan.

Ron Mohling, chairman and chief executive officer of FATS, reported that the restructuring involved the company’s existing preferred stockholders exchanging their shares of mandatory redeemable preferred stock for shares of a newly created preferred stock that does not have a mandatory redemption date. This restructuring has resulted in reducing balance sheet liabilities attributable to long term debt and preferred stock from approximately $72 million to approximately $38 million. Also, quarterly dividends recorded on the company’s income statement have been eliminated unless declared by the company.

In connection with the transactions, affiliates of Centre Partners increased their ownership in the company’s common and preferred stock to approximately 66%.

“Dramatic improvements in the company’s revenue and profits over the last two years have bolstered the financial community’s confidence in our management team and our direction,” Mohling said. “This agreement provides more favorable rates than we have had in the past, plus the funds and the flexibility FATS needs to support the strong growth in our business.”

FATS designs and sells virtual training systems that improve the skills of the world’s military, law enforcement and security forces. FATS training provides judgmental, tactical and combined arms experiences, utilizing quality engineered weapon simulators. The company serves U.S. and international customers from headquarters in Suwanee, Georgia, with branch offices in Australia, Canada, Singapore, Netherlands and United Kingdom. FATS, an ISO 9001:2000 certified company, celebrates its 20th anniversary in 2004. The company Web site is www.fatsinc.com.

Except for financial information contained in this press release, the matters discussed may consist of forward-looking statements under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking statements, including statements regarding future events or the future financial performance of the company, is necessarily subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors including those discussed above are: general business and economic conditions; the company’s success in competing for new contract awards; customer acceptance of and demand for the company’s new products; receipt and delivery of a sufficient level of orders from new and existing customers as well as satisfactory completion of delivery of a sufficient portion of backlog; the company’s overall ability to design, test, and introduce new products on a timely basis; the cyclical nature of the markets addressed by the company’s products; and the risk factors listed from time to time in documents on file with the SEC. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “should,” “will,” “may,” “might,” “anticipates” or similar expressions as they relate to the company, or its management, are intended to identify forward-looking statements. The company, from time to time, becomes aware of rumors concerning the company or its business. As a matter of policy, the company does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding the company. The company complies with Federal and State law applicable to disclosure of information concerning the company. Investors may be at significant risk in relying on unsubstantiated information from other sources.

# # #